UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 17, 2009

PLY GEM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-114041	20-0645710
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5020 Weston Parkway, Suite 400
Cary, North Carolina  27513
(Address of principal executive offices)

(919) 677-3900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

At midnight, New York City time, on December 17, 2009, the previously announced exchange offer by Ply Gem Industries, Inc. (the “Issuer”), a wholly-owned subsidiary of Ply Gem Holdings, Inc. (the “Company”), for up to $78.706 million aggregate principal amount of the Issuer’s 9% Senior Subordinated Notes due 2012 (CUSIP 729416AG2) (the “Old Notes”) expired.  The exchange offer was conditioned upon at least $30.0 million of Old Notes being validly tendered for exchange and not withdrawn prior to the expiration date and this minimum tender condition was not satisfied.  As a result, no Old Notes were accepted by the Issuer in the exchange offer and any tendered Old Notes will be promptly returned to tendering holders.

The Company is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD.  Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

PLY GEM HOLDINGS, INC.

By:	/s/ Shawn K. Poe
Name:	Shawn K. Poe
Title:	Vice President, Chief Financial Officer

Dated:  December 18, 2009

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